Exhibit 99.1
MDU Resources Board of Directors Approves Separation of Knife River;
Declares Distribution of Shares for Knife River

BISMARCK, N.D. — May 4, 2023 — MDU Resources Group, Inc.’s (NYSE: MDU) board of directors has approved the previously announced separation of the company’s wholly owned construction materials subsidiary, Knife River Corporation, through a pro rata distribution of the outstanding shares of common stock of Knife River Holding Company, which is the newly formed parent company for Knife River Corporation.

“This is a historic day for MDU Resources,” said David L. Goodin, president and CEO of MDU Resources. “We started our construction materials business with a single aggregate company acquisition in 1992. We have successfully grown Knife River Corporation in 31 years to be one of the Top 10 largest sand and gravel producers in the nation, substantial enough to stand on its own as a publicly traded company.”

As previously announced, MDU Resources stockholders will retain their current shares of MDU Resources common stock and, on the distribution date, each MDU Resources stockholder will receive a distribution of one share of Knife River common stock for every four shares of MDU Resources common stock owned as of the record date.

Knife River common stock is expected to be distributed at 11:59 p.m. EDT May 31, 2023, to MDU Resources stockholders of record as of 5 p.m. EDT on May 22, 2023, the record date for the distribution. The distribution is subject to the satisfaction or waiver of certain conditions, including the Securities and Exchange Commission declaring the Registration Statement on Form 10 for Knife River to be effective.

Fractional shares of Knife River common stock will not be distributed to MDU Resources stockholders; they will instead be aggregated and sold on the open market, with the net proceeds distributed pro rata in cash payments to MDU Resources stockholders who would otherwise have received a fractional share of Knife River common stock.

The distribution of shares does not require stockholder approval and no action is required by MDU Resources stockholders to receive the shares of Knife River common stock, or cash in lieu of fractional shares. An information statement with details of the distribution of shares of Knife River common stock, Knife River’s management and business following the spinoff, and other details regarding the spinoff will be distributed to impacted MDU Resources stockholders prior to the distribution date.

Exhibit 99.1
The distribution is expected to be tax free for MDU Resources stockholders for U.S. federal income tax purposes.

A “when-issued” public trading market for Knife River common stock is expected to begin on or about May 25 on the New York Stock Exchange, continuing through May 31. Upon completion of the distribution, MDU Resources will continue to trade in the regular way on the NYSE under the ticker symbol “MDU” and Knife River will trade in the regular way on the NYSE under the ticker symbol “KNF.”

Following the separation, MDU Resources and Knife River will be independent, publicly traded companies with distinct investment identities, business operations, customers and geographic markets.

“This is a very exciting time for us — and we are in this great position because of the hard work of our 5,700 team members and the generations of Knife River employees who helped build our company into what it is today,” said Knife River President and CEO Brian R. Gray. “We have grown our aggregates-based business from a $50 million company in 1992 to $2.5 billion in revenue last year. We are well established, we are confident about our future, and we are just getting started.”

In connection with the anticipated separation of Knife River, an Investor Day is planned for 10 a.m. EDT May 18 at the NYSE. Management’s presentation of Knife River’s investment highlights, operations, financial performance and growth prospects, as well as a question-and-answer session, also will be webcast. Interested parties can access information about the Investor Day at www.mdu.com.

MDU Resources also announced today its first quarter financial results, which can be found on the company’s website at www.mdu.com.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information about Knife River, visit www.kniferiver.com.

Advisors
J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors for the transaction; Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Exhibit 99.1
Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation, the distribution of Knife River common stock, and the future state of MDU Resources, are expressed in good faith and are believed by MDU Resources to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. There can be no assurance of the ultimate timing of the distribution or that the distribution will be completed. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K and 10-Q.

Media Contacts: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Tony Spilde, Knife River senior director of communications, 541-213-0947
Investor Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730